Exhibit 10.2

Supplementary Agreement

Whereas the State-Operated Shouguang Qingshuibo Farm (hereinafter, “Party A”) and Shouguang Haoyuan Chemical Industry Co., Ltd. (hereinafter, “Party B”) consulted and communicated with each other in connection with the unclear matters in the lease contract entered into on November 5, 2010 through the Parties’ active communications, taking into account Party A’s funding issue and intention of increasing the Farm’s revenues by revitalizing the assets as well as Party B’s own production situation and the current market price of bromine and its intention to increase production volume, the Parties have made the following supplementary explanations on the relevant matters agreed upon in oral form simultaneously with the signing of the lease contract:

1.
The rent of RMB  5 million per year, which was agreed upon in the original contract by the Parties, cover both the production facilities area covering a land of 3,192 square meters and the areas of the 100 brine water wells to be built by Party B in the future and the corresponding water conveyance canals as the supporting facilities.

2.
At the time of execution of the contract, the bromine facilities referred to in the contract were not  being used; therefore, Party A sent over some staff members of the Farm to reside in the office area of the facilities as their dormitory, which also enable them to guard over the equipment in the area.  There were tractors, rotary cultivators, laminators and other farmland production machineries and relevant ancillaries in the factory area.  It was difficult to make new arrangements for the staff when the New Year Holiday was imminent, and the Parties therefore orally agreed that the actual delivery should be made after the New Year Holiday of 2011 (i.e., after January 1, 2011), in which period Party A was to actively dispose of the equipment stored in the bromine facilities area but not used for bromine production and consider the new accommodation arrangement for the Farm’s staff members.  However, Party A failed to complete, in the timely manner, the clear-up of the bromine factory within the rent-free period, and Party B was unable to proceed with the renovation within the rent-free period.

3.
The actual delivery of the said assets between the Parties took place on January 10, 2011.  A delivery list is attached hereto.  The land use taxes with which Party B is concerned pursuant to the original contract shall be borne by Party B.  In the event of any adjustment of State policies during the land use term, Party A shall, to the extent that its actual conditions allow, offer Party B the corresponding replacement of land, or shall compensate Party B for the construction costs for building the facilities on that land, if its actual conditions do not allow.

4.
Party B may, under the circumstances of meeting its own production need, carry out renovations, expansions, etc. of the original equipment in the factory area within the lease term, for which Party A shall, under the circumstance when providing corresponding and necessary assistance, not interfere the renovations and expansions carried out by Party B.  Party B shall, pursuant to the scope set forth in the original Lease Contract, ensure the lawful use of the said factory area and the land provided by Party A to Party B for its construction of brine water wells.  In the occurrence of any penalties by governmental departments or other problems, Party B shall be responsible for such penalties or problems and bear the losses caused to Party A.

We hereby make the explanations.

Party A (signature and seal): /seal of the State-Operated Shouguang Qingshuibo Farm/ /s/ Li Changjun March 1, 2011	Party B (signature and seal): /company seal for contract use: Shouguang Haoyuan Chemical Industry Co., Ltd./ /s/ (not legible)

List of Leased Equipment (Second Branch of) the First Factory of Shouguang Haoyuan Chemical Industry Co., Ltd.
S/N	Fixed Assets:	Quantity
1	Single-floor office house	1
2	Foam catchers	2
3	Factory area	1
4	Garage	1
5	Depositing tank	2
6	Stripping tower	2
7	Ground scale	1
8	Electric pump	1
9	Air blower	1
10	High/low voltage line	2
11	Boiler	1
12	Boiler house	1
13	Self-propelled crane	1
14	Testing room	1
15	Sulphur furnace	1
16	Sulphur furnace and sulphur storage	2
17	Sulfuric acid tank	2
18	Brine pump	1
19	Brine reservoir	1
20	Gasifier	1
21	Clean water pond	1
22	Living quarters	1
23	Bath tower	1
24	Pond for finished liquid	1
25	Absorption tower	2
26	Shower room	1
27	Water storage tank	1
28	Chlorine cyliner	1
29	Distillation building	2
30	Central control room	1
31	Bromine tank	1

Party A (signature and seal): /seal of the State-Operated Shouguang Qingshuibo Farm/ /s/ Li Changjun March 1, 2011	Party B (signature and seal): /company seal for contract use: Shouguang Haoyuan Chemical Industry Co., Ltd./ /s/ (not legible)